JOHN HANCOCK FUNDS III

                             International Core Fund

                                POWER OF ATTORNEY


     I do hereby constitute and appoint George Boyd, John J. Danello, Thomas Kinzler, Betsy Anne Seel, Gordon M. Shone, Alfred P. Ouellette, Genevieve Pluhowski, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act") and/or the Investment Company Act of 1940, as amended (the "1940 Act"), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable International Core Fund (the "Fund") to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statements, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Fund's registration statement on Form N-14 relating to the fund merger listed below and any amendments (including pre- and post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

Fund Merger
-----------
John Hancock International Fund into International Core Fund

Name                          Signature                                    Title               Date
----                          ---------                                    -----               ----

                                                                           President and
                                                                           Chief Executive
Keith F. Hartstein            /s/Keith F. Hartstein                        Officer             *


                                                                           Executive Vice
                                                                           President and
                                                                           Chief Financial
John G. Vrysen                /s/John G. Vrysen                            Officer             *


Ronald R. Dion                /s/Ronald R. Dion                            Chairman            *


James R. Boyle                /s/James R. Boyle                            Trustee             *


James F. Carlin               /s/James F. Carlin                           Trustee             *


Richard P. Chapman, Jr.       /s/Richard P. Chapman, Jr.                   Trustee             *


William H. Cunningham         /s/William H. Cunningham                     Trustee             *


Charles L. Ladner             /s/Charles L. Ladner                         Trustee             *


Dr. John A. Moore             /s/Dr. John A. Moore                         Trustee             *


Patti McGill Peterson         /s/Patti McGill Peterson                     Trustee             *


Steven R. Pruchansky          /s/Steven R. Pruchansky                      Trustee             *


*January 19, 2007